                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  January 18, 2002



                          OraSure Technologies, Inc.
                          --------------------------
                (Exact name of issuer as specified in charter)



   DELAWARE                      1-10492                       36-4370966
(State or Other                (Commission                 (I.R.S. Employer
 Jurisdiction                     file                       Identification
of Incorporation or              number)                        Number)
 Organization)


                              150 Webster Street
                         Bethlehem, Pennsylvania 18015
                   (Address of principal executive offices)


                                (610) 882-1820
             (Registrant's telephone number, including area code)

Item 5 - Other Events.

On January 18, 2002, OraSure Technologies, Inc. (the "Company") announced preliminary revenues of approximately $8.1 million for the quarter ended December 31, 2001 and $32.6 million for the full year 2001, which after excluding revenues in 2000 from discontinued products, represent increases of 9 percent and 20 percent, respectively, over revenues reported for the same periods a year ago. The Company also expects to report a net loss in the range of $1.6-1.8 million for the fourth quarter, and a net loss in the range of $3.0- $3.2 million for the full year 2001. The Company reported a loss of $3.7 million for the comparable quarter of 2000, and a loss of $12.7 million for the full year 2000, which included merger related charges of $1.7 million and $7.6 million, respectively. The amounts reported for 2001 are preliminary and subject to change.

Robert D. Thompson, Chief Executive Officer of OraSure Technologies, Inc., stated, "Preliminary revenues are lower than anticipated primarily due to unexpected customer inventory reductions resulting from the merger of our two largest insurance clients, lower international sales, and generally soft market conditions affecting several of our product lines. Nevertheless, we continue to be extremely encouraged by the increased penetration of oral fluid testing products, particularly Intercept(R) Drugs of Abuse in workplace and criminal justice testing, and OraSure(R) HIV-1 in Public Health testing. Preliminary fourth quarter sales of our OraSure(R) HIV-1 collection device in the Public Health market segment increased by more than $600,000 (approximately 65 percent) from a year ago and by more than $1.6 million (approximately 50 percent) for the full year 2001. Preliminary fourth quarter sales of our Intercept(R) product line increased by more than $800,000 (approximately 980 percent) from a year ago, and by more than $3.1 million (approximately 1,000 percent) for the full year 2001."

"Given the Company's high gross margins, the lower revenues for the quarter contributed substantially to the loss. We also had an increase in expenses related to the UPlink(TM) Drugs of Abuse FDA submission and other corporate partnering activities," Mr. Thompson added.

The foregoing announcement contains certain forward-looking statements with respect to revenues, earnings and markets. Actual results could be significantly different. Factors that could affect results include the ability to market products; impact of competitors, competing products and technology changes; ability to develop, commercialize and market new products; market acceptance of oral fluid testing products and up-converting phosphor technology products; ability to fund research and development and other projects and operations; ability to obtain and timing of obtaining necessary regulatory approvals; ability to develop product distribution channels; uncertainty relating to patent protection and potential patent infringement claims; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally; loss or impairment of sources of capital; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; changes in relationships with strategic partners and reliance on strategic partners for the performance of critical activities under collaborative arrangements; changes in accounting practices or interpretation of accounting requirements; equipment failures and ability to obtain needed raw materials and components; and general business and economic conditions. These and other factors are discussed more fully in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2000, and most recent Quarterly Report on Form 10-Q. Although forward-looking statements help to provide complete information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. The forward-looking statements are made as of the date of this Report and the Company undertakes no duty to update these statements.

Item 9 - Regulation FD Disclosure.

On January 18, 2002, OraSure Technologies, Inc. (the "Company") announced that, subject to timely regulatory approvals and market acceptance of its new products, the OraQuick(R) rapid HIV test and the UPlink(TM) Drugs of Abuse test, the Company is reaffirming its previously announced 2002 expectations of profitability and revenue growth target of 30% over 2001.

The Company expects to report actual results for the fourth quarter and total year 2001 on February 15, 2002.

The Company will host a conference call with analysts and an audio webcast to discuss preliminary results for the fourth quarter and full year 2001 beginning at 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time) on Tuesday, January 22, 2002. The call will include brief remarks by management and a question and answer session. In order to listen to the conference call, listeners should either dial 800-946-0719 (Domestic) or 719-457-2645 (International) and enter the access code 602525, or go to OraSure Technologies' Web site, www.orasure.com, at least ten minutes prior to the start of the call to register and download and install any necessary audio software. A replay of the call will be archived on the Company's Web site shortly after the call has ended and will be available for seven days. A replay of the call can also be accessed until January 25, 2002, by dialing 888-203-1112 (Domestic) or 719-457-0820 (International) and entering the access code 602525.

The foregoing announcement contains certain forward-looking statements with respect to revenues, earnings and markets. Actual results could be significantly different. Factors that could affect results include the ability to market products; impact of competitors, competing products and technology changes; ability to develop, commercialize and market new products; market acceptance of oral fluid testing products and up-converting phosphor technology products; ability to fund research and development and other projects and operations; ability to obtain and timing of obtaining necessary regulatory approvals; ability to develop product distribution channels; uncertainty relating to patent protection and potential patent infringement claims; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally; loss or impairment of sources of capital; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; changes in relationships with strategic partners and reliance on strategic partners for the performance of critical activities under collaborative arrangements; changes in accounting practices or interpretation of accounting requirements; equipment failures and ability to obtain needed raw materials and components; and general business and economic conditions. These and other factors are discussed more fully in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2000, and most recent Quarterly Report on

Form 10-Q. Although forward-looking statements help to provide complete information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. The forward-looking statements are made as of the date of this Report and the Company undertakes no duty to update these statements.

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   ORASURE TECHNOLOGIES, INC.


Date: January 18, 2002             By: /s/ Robert D. Thompson
                                       ------------------------
                                       Robert D. Thompson
                                       Chief Executive Officer